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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

Mohawk Carpet Corporation........................................... Delaware
Aladdin Manufacturing Corporation................................... Delaware
American Weavers, LLC............................................... Tennessee
Durkan Patterned Carpets, Inc....................................... Georgia
Mohawk Commercial, Inc.............................................. Delaware
Mohawk Factoring, Inc............................................... Delaware
Mohawk Servicing, Inc............................................... Delaware
Newmark & James, Inc................................................ Georgia
World Carpets, Inc.................................................. Georgia